As filed with the Securities and Exchange Commission on August 4, 2011
Registration No. 333-146822

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3
TO
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NV Energy, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

88-0198358
(I.R.S. Employer Identification No.)

6226 West Sahara Drive
Las Vegas, Nevada 89146
(702) 402-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NV Energy, Inc. Amended and Restated Employee Stock Purchase Plan
NV Energy, Inc. 2003 Non-Employee Director Stock Plan
NV Energy, Inc. Amended and Restated 2004 Executive Long-Term Incentive Plan
(Full title of the plan)

Paul J. Kaleta, Esq.
Senior Vice President, General Counsel and Shared Services, Corporate Secretary
NV Energy, Inc.
6226 West Sahara Drive
Las Vegas, Nevada 89146
(702) 402-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
James A. McDaniel, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
(617) 248-5000

EXPLANATORY STATEMENT
NV Energy, Inc. is filing this Post-Effective Amendment No. 3 to its Registration Statement on Form S-8 (No. 333-146822) to update Exhibit 99.3 (NV Energy, Inc. Amended and Restated 2004 Executive Long-Term Incentive Plan), in Part II, Item 8 of this Registration Statement.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
     See Index to Exhibits preceding the Exhibits included as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 4, 2011.

NV ENERGY, INC.
By:	/s/ Dilek L. Samil
Dilek L. Samil
Senior Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul J. Kaleta, Dilek L. Samil and E. Kevin Bethel as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael W. Yackira Michael W. Yackira	Director, President and Chief Executive Officer (Principal Executive Officer)	August 4, 2011

/s/ E. Kevin Bethel E. Kevin Bethel	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	August 4, 2011

Signature	Title	Date

/s/ Philip G. Satre Philip G. Satre	Director and Chairman of the Board	August 4, 2011

/s/ Joseph B. Anderson, Jr. Joseph B. Anderson, Jr.	Director	August 4, 2011

/s/ Glenn C. Christenson Glenn C. Christenson	Director	August 4, 2011

/s/ Susan F. Clark Susan F. Clark	Director	August 4, 2011

/s/ Stephen E. Frank Stephen E. Frank	Director	August 4, 2011

/s/ Brian J. Kennedy Brian J. Kennedy	Director	August 4, 2011

/s/ Maureen T. Mullarkey Maureen T. Mullarkey	Director	August 4, 2011

/s/ John F. O’Reilly John F. O’Reilly	Director	August 4, 2011

/s/ Donald D. Snyder Donald D. Snyder	Director	August 4, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Restated and Amended Articles of Incorporation of NV Energy, Inc., dated May 1, 2009 (filed as Exhibit 3.1 to Form 10-Q for quarter ended June 30, 2009)

4.2	By-laws of NV Energy, Inc., as amended through February 4, 2011 (filed as Exhibit 3.1 to Form 8-K dated February 9, 2011)

5.1	Opinion of Choate, Hall & Stewart LLP (filed as Exhibit 5.1 to Form S-8 dated October 19, 2007)

5.2	Opinion of Woodburn and Wedge (filed as Exhibit 5.2 to Form S-8 dated October 19, 2007)

23.1	Consent of Deloitte & Touche LLP (filed as Exhibit 23.1 to Form S-8 dated October 19, 2007)

23.2	Consent of Choate, Hall & Stewart LLP (filed as Exhibit 23.2 to Form S-8 dated October 19, 2007)

23.3	Consent of Woodburn & Wedge (filed as Exhibit 23.3 to Form S-8 dated October 19, 2007)

24.1	Powers of Attorney (filed as Exhibit 24.1 to Form S-8 dated October 19, 2007)

99.1	NV Energy, Inc. Amended and Restated Employee Stock Purchase Plan (filed as Exhibit 99.1 to Post-Effective Amendment No. 2 to Form S-8 dated April 14, 2010)

99.2	NV Energy, Inc. 2003 Non-Employee Director Stock Plan, as amended (filed as Exhibit 99.2 to Post-Effective Amendment No. 1 to Form S-8 dated August 28, 2009)

*99.3	NV Energy, Inc. Amended and Restated 2004 Executive Long-Term Incentive Plan

*	Filed herewith.